EXHIBIT 99.3




                           PLAYTEX PRODUCTS, INC.

            UNAUDITED, COMBINED PRO FORMA FINANCIAL INFORMATION

                           PLAYTEX PRODUCTS, INC.

      INDEX TO THE UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION



                                                                    PAGES

Basis of Presentation of Pro Forma Information                        3

Pro Forma Combined Balance Sheet as of September 30, 1995             4

Notes to Pro Forma Combined Balance Sheet as of September 30, 1995    5

Pro Forma Combined Condensed Statement of Operations for the          6
  Twelve Month Period Ended December 31, 1994

Pro Forma Combined Condensed Statement of Operations for the          7
  Nine Month Period Ended September 30, 1995

Notes to Pro Forma Combined Condensed Statements of Operations        8-11
  for the Nine Month Period Ended September 30, 1995
  and for the Twelve Month Period Ended December 31, 1994

                           PLAYTEX PRODUCTS, INC.
                    PRO FORMA COMBINED BALANCE SHEET AND
                 PRO FORMA COMBINED STATEMENTS OF EARNINGS

               BASIS OF PRESENTATION OF PRO FORMA INFORMATION


    On October 31, 1995 Playtex Products, Inc., a Delaware corporation ("Playtex" or the "Company"), and BBA Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Playtex, acquired all issued and outstanding common shares, not previously owned by Playtex, of Banana Boat Holding Corporation ("BBH"), a Delaware corporation and manufacturer of Banana Boat sun and skin care products (the "BBH Acquisition"). The BBH Acquisition was pursuant to an agreement and plan of merger dated October 17, 1995. Playtex intends to continue to use the assets acquired as part of the Acquisition, to support the Banana Boat sun and skin care business.

    The net funds expended associated with the BBH Acquisition, included cash of approximately $40.4 million, the retirement of $27.1 million of BBH's long-term debt, the assumption of BBH's working capital facility and the payment of accrued interest and transaction fees of approximately $4.5 million. The BBH Acquisition was financed with approximately $34.5 million of existing cash balances and advances on its acquisition credit facility of $37.5 million.

    The pro forma combined balance sheet gives effect to the BBH Acquisition as if BBH had been acquired on September 30, 1995. The pro forma combined statements of operations gives effect to the BBH Acquisition as if it had occurred at the beginning of each of the periods presented. These statements also give effect to the Woolite asset acquisition and the 1995 Transaction (as defined in the notes included in this report) as if they had also occurred at the beginning of both periods presented. Additionally, the pro forma combined statement of operations for the twelve month period ended December 31, 1994 gives effect to the Recapitalization (as defined in the notes included in this report) as if it had occurred at the beginning of the period presented. The pro forma combined balance sheet and pro forma condensed combined statements of operations are unaudited and were derived by adjusting the historical consolidated financial statements of the Company for the pro forma adjustments listed above and as described in the respective notes thereto. These pro forma combined financial statements are provided for informational purposes only and should not be construed to be indicative of the financial condition or results of operations of the Company had such transactions been consummated on the dates indicated and are not intended to be predictive of the financial condition or results of operations of the Company at any future date or for any future period.

    The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The pro forma combined financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and the other information pertaining to the Company, previously provided to stockholders.

                                                     PLAYTEX PRODUCTS, INC.
                                              PRO FORMA COMBINED BALANCE SHEET
                                                      September 30, 1995
                                                  (Unaudited, In Thousands)

                                                               Historical                               Pro Forma
                                                     -----------------------------          --------------------------------
                                                                           Banana
                                                      Playtex               Boat                BBH
                                                     Products,             Holding          Acquisition
                                                        Inc.                Corp.           Adjustments            Combined
                                                     ---------            --------          -----------            --------
ASSETS
Current Assets:
  Cash  ......................................       $  55,844             $   676          $ (72,000) (a)         $  22,020
                                                                                               37,500  (a)
  Receivables, less allowance for doubtful
  accounts  ..................................          70,948               9,918             (4,274) (b)            65,141
                                                                                              (11,451) (b)
  Inventories  ...............................          40,258               6,932              1,074  (d)            48,264
  Current deferred taxes  ....................          10,995                 113                -                   11,108
  Other current assets  ......................           1,437                 857               (523) (b)             1,771
                                                     ---------            --------          ---------              ---------
        Total current assets .................         179,482              18,496            (49,674)               148,304
Net property, plant and equipment ............          51,787               1,692                -                   53,479
Intangible assets, net:
  Excess of cost over net assets of acquired
  business  ..................................         324,674              17,640            (17,640) (d)           363,728
                                                                                               39,054  (d)
  Patents, trademarks and other ..............          12,359              27,423            (27,423) (d)            37,359
                                                                                               25,000  (d)
  Deferred financing costs  ..................          17,603                 843               (843) (c)            17,603
Deferred income taxes  .......................             -                 4,480             (4,480) (e)               -
Due from related party  ......................          89,519                 -                   -                  89,519
Other noncurrent assets  .....................           7,600               1,135             (5,000) (f)             3,735
                                                     ---------            --------          ---------              ---------
        Total  assets ........................       $ 683,024            $ 71,709          $ (41,006)             $ 713,727
                                                     =========            ========          =========              =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable  ..........................       $  21,568            $    968          $     -                $  22,536
  Accrued expenses  ..........................          65,935              12,984            (11,451) (b)            62,650
                                                                                               (4,797) (b)
                                                                                                  (21) (c)
  Income taxes payable  ......................           1,517                 -                  -                    1,517
  Current maturities of long-term debt .......          20,000               6,583             (6,583) (c)            20,000
                                                     ---------            --------          ---------              ---------
        Total current liabilities ............         109,020              20,535            (22,852)               106,703
Long-term debt  ..............................         727,500              29,730            (29,730) (c)           765,000
                                                                                               37,500  (a)
Due to related party  ........................          88,005                 -                   -                  88,005
Other noncurrent liabilities .................          19,041                 -                   -                  19,041
Deferred income taxes  .......................          28,065                 -               (4,480) (e)            23,585
                                                     ---------            --------          ---------              ---------
      Total liabilities  .....................         971,631              50,265            (19,562)             1,002,334
Common stock  ................................             509                   1                 (1) (g)               509
Additional paid-in capital ...................         423,517              22,499            (22,499) (g)           423,517
Retained earnings (deficit) ..................        (710,929)             (1,056)             1,056  (g)          (710,929)
Foreign currency translation adjustment ......          (1,704)                -                  -                   (1,704)
                                                     ---------            --------          ---------              ---------
      Total stockholders' equity (deficit)....        (288,607)             21,444            (21,444)              (288,607)
                                                     ---------            --------          ---------              ---------
      Total liabilities and stockholders'
        equity (deficit)  ....................        $683,024            $ 71,709          $ (41,006)             $ 713,727
                                                     =========            ========          =========              =========

                                 See notes to Pro Forma Combined Balance Sheet
                                                        4

                           PLAYTEX PRODUCTS, INC.
                 NOTES TO PRO FORMA COMBINED BALANCE SHEET
                             SEPTEMBER 30, 1995
                                (Unaudited)





I.   Basis of Presentation

     The pro forma combined balance sheet gives effect to the BBH
Acquisition as if it had occurred on September 30, 1995.

II.  Pro Forma Adjustments

     (a) To record the use of approximately $72.0 million of cash partially funded by the draw down of $37.5 million of Playtex's acquisition credit facility for the financing of the BBH acquisition.

     (b)  To eliminate receivables and payables between Playtex and BBH.

     (c) To record the retirement of BBH's long-term debt, accrued interest, and write off of associated deferred financing costs.

     (d) To record the purchase accounting adjustments in conformity with Accounting Principles Board Opinion No. 16 "Business Combination" (APB 16"). These adjustments are principally for excess of cost over fair value of assets acquired and valuation of inventory acquired.

     (e) To reclass long-term deferred income tax assets to offset long-term deferred income tax liabilities in accordance with Statement Financial Accounting Standards No. 109 "Accounting for Income Taxes".

     (f)  To eliminate Playtex's previous investment in BBH.

     (g)  To eliminate BBH's equity balances.

The historical financial statements of BBH for the nine month period ended September 30, 1995 were provided to the Company by BBH management.


                                                   PLAYTEX PRODUCTS, INC.
                                    PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            Twelve Months Ended December 31, 1994
                                    (Unaudited, In Thousands, except per share data)


                                                     Audited                                              Pro Forma
                                             -----------------------   ---------------------------------------------------
                                                            Banana                            Woolite
                                              Playtex        Boat                              Asset           1995
                                              Products,     Holding    Recapitalization     Acquisition     Transaction
                                                Inc.         Corp.           (A)                (B)             (C)
                                             ----------   ----------   ----------------     -----------     -----------
Net sales ...............................    $473,275      $ 39,707        $    -            $ 37,052        $    -
Cost of sales ...........................     164,112        25,247             -               8,310             -
                                             --------      --------        --------          --------        --------
    Gross profit ........................     309,163        14,460             -              28,742             -

Operating expenses:
  Advertising, selling,
    distribution and
      administrative ....................     169,288         6,361             -              23,741             -
  Amortization of intangibles ...........      10,181         4,530             -                 596             -

                                             --------      --------        --------          --------        --------
    Total operating expenses ............     179,469        10,891             -              24,337             -
                                             --------      --------        --------          --------        --------
    Operating earnings ..................     129,694         3,569             -               4,405             -
Interest expense, net ...................      76,153         5,211          (2,582)            1,174         (39,956) (a)
                                                                                                               22,207  (b)
                                                                                                                1,143  (c)
                                             --------      --------        --------          --------        --------
    Earnings (loss) before income
     taxes  .............................      53,541        (1,642)          2,582             3,231          16,606
Income taxes  ...........................      23,994          (358)          1,060             1,292           6,642  (d)
                                             --------       -------        --------          --------        --------
    Earnings from continuing
     operations .........................      29,547        (1,284)          1,522             1,939           9,964
Preferred dividends .....................      (1,163)           -            1,163                -               -
                                             --------       -------        --------          --------        --------
    Earnings (loss) from continuing
     operations available to
      common stockholders ...............    $ 28,384       $(1,284)       $  2,685          $  1,939        $  9,964
                                             ========       =======        ========          ========        ========

Earnings per share from continuing
  operations (primary and fully diluted).    $    .97
                                             ========

Weighted average common
  shares outstanding ....................      29,212
                                             ========


                                            ----------------------------
                                                BBH
                                            Acquisition
                                            Adjustments
                                                (D)             Combined
                                            -----------         --------

Net sales ...............................    $(30,532) (e)       $519,502
Cost of sales ...........................     (30,532) (e)        167,137
                                             --------           ---------
    Gross profit ........................         -               352,365

Operating expenses:
  Advertising, selling,
    distribution and
      administrative ....................         -               199,390
  Amortization of intangibles ...........      (4,530) (f)         13,002
                                                2,225  (h)
                                             --------           ---------
    Total operating expenses ............      (2,305)            212,392
                                             --------           ---------
    Operating earnings ..................       2,305             139,973
Interest expense, net ...................      (5,211) (g)         60,889
                                                2,750  (i)

                                             --------           ---------
    Earnings (loss) before income
     taxes  .............................       4,766              79,084
Income taxes  ...........................       1,906  (j)         34,536
                                             --------           ---------
    Earnings from continuing
     operations .........................       2,860              44,548
Preferred dividends .....................          -                   -
                                             --------           ---------
    Earnings (loss) from continuing
     operations available to
      common stockholders ...............    $  2,860            $ 44,548
                                             ========            ========

Earnings per share from continuing
  operations (primary and fully diluted).                        $    .88
                                                                =========

Weighted average common
  shares outstanding ....................                          50,880
                                                                =========





      See notes to Pro Forma Condensed Combined Statement of Operations

                                                      PLAYTEX PRODUCTS, INC.
                                       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               Nine Months Ended September 30, 1995
                                         (Unaudited, In Thousands, except per share data)




                                               Historical                                       Pro Forma
                                      ----------------------------   -------------------------------------------------------------

                                                      Banana         Woolite            The               BBH
                                       Playtex         Boat           Asset            1995           Acquisition
                                      Products,       Holding      Acquisition      Transaction       Adjustments
                                         Inc.          Corp.           (B)              (C)               (D)             Combined
                                      ---------     ----------     -----------      ----------         ---------         ---------

Net sales ........................... $380,138       $ 38,341        $  3,460        $     -           $ (29,969) (e)    $ 391,970
Cost of sales .......................  145,131         23,716             891              -             (29,969) (e)      139,769
                                      --------       --------        --------       ---------          ---------         ---------
     Gross profit ...................  235,007         14,625           2,569              -                 -             252,201

Operating expenses:
   Advertising, selling,
     distribution and
     administrative .................  143,936          4,676           1,375              -                 -             149,987
   Amortization of intangibles ......    8,180          3,255              89              -              (3,255) (f)        9,938
                                                                                                           1,669  (h)
                                      --------       --------        --------       ---------          ---------         ---------
    Total operating expenses ........  152,116          7,931           1,464              -              (1,586)          159,925
                                      --------       --------        --------       ---------          ---------         ---------
    Operating earnings ..............   82,891          6,694           1,105              -               1,586            92,276
Interest expense, net ...............   55,067          4,038             238         (20,782) (a)        (4,038) (g)       50,520
                                                                                       (1,099) (a)         3,439  (i)
                                                                                       13,165  (b)
                                                                                          492  (c)
                                      --------       --------        --------       ---------          ---------         ---------
    Earnings before income taxes        27,824          2,656             867           8,224              2,185            41,756
Income taxes  .......................   12,062          1,036             347           3,290  (d)           874  (j)       17,609
                                      --------       --------        --------       ---------          ---------         ---------

    Earnings from continuing
     operations .....................$  15,762       $  1,620        $    520       $   4,934          $   1,311         $  24,147
                                     =========       ========        ========       =========          =========         =========

Earnings per share from continuing
 operations (primary and fully
  diluted) ..........................$     .40                                                                           $     .47
                                     =========                                                                           =========
Weighted average common
 shares outstanding .................   39,451                                                                              50,880
                                     =========                                                                           =========






                                See notes to Pro Forma Condensed Combined Statement of Operations


                           PLAYTEX PRODUCTS, INC.
       NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1995 and
                 the Twelve Months Ended December 31, 1994
                                (Unaudited)



I.  Basis of Presentation

    The pro forma condensed combined statements of operations for the nine month period ended September 30, 1995 and twelve month period ended December 31, 1994 give effect to (i) the Woolite Asset Acquisition, (ii) the 1995 Transaction and (iii) the BBH Acquisition, as if they had occurred at the beginning of each of the periods presented (December 26, 1993 for the twelve month period ended December 31, 1994 and January 1, 1995 for the nine month period ended September 30, 1995). The pro forma condensed combined statement of operations for the twelve month period ended December 31, 1994 also gives effect to the Recapitalization as if it had occurred at the beginning of the twelve month period ended December 31, 1994.

II. Recapitalization (A)

    Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 - Financial Statements (note 1 of the condensed Notes to Consolidated Financial Statements).

    During the first quarter of fiscal 1994, the Company changed its name from Playtex FP Group Incorporated and completed the Recapitalization, which included: (i) the issuance of 20 million shares of Common Stock at a price of $13.00 per share, (ii) borrowings from banks of $500.0 million in term loans and of approximately $40.0 million under the working capital facility under the Existing Bank Credit Agreement and (iii) the issuance of $360.0 million aggregate principal amount of 9% Notes. Proceeds were used to retire substantially all outstanding debt and preferred stock of the Company and its subsidiaries. The Recapitalization and related public debt and preferred stock redemptions were completed on March 4, 1994.

    The Recapitalization pro forma adjustments only impact the pro forma condensed combined statement of operations for the twelve month period ended December 31, 1994 and they reflect the reduced interest expense and related tax effect, and the elimination of preferred stock dividend requirements.

III. The Woolite Asset Acquisition (B)

    Reference is made to the Company's Quarterly Report on Form 10-Q for the interim three month period ended April 1, 1995 - Financial Statements (Note 3 of the Condensed Notes to Consolidated Financial Statements).

                           PLAYTEX PRODUCTS, INC.
       NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1995 and
                  the Twelve Months Ended December 31, 1994
                                (Unaudited)



    The historical results of operations for the twelve months ended December 31, 1994 have been adjusted to reflect (i) purchase accounting adjustments in conformity with Accounting Principles Board Opinion No. 16 "Business Combinations", (ii) the pro forma interest expense on borrowings as if the acquisition had occurred at the beginning of the period and the pro forma effect of the change in the recorded amount of intangible assets and (iii) the pro forma tax effect of the adjustments at statutory rates. The pro forma adjustments for the Woolite Asset Acquisition do not give effect to changes in the operating cost structure of the Woolite Business that may occur subsequent to its acquisition by the Company.

    The historical results of operations of the Woolite(R) rug and upholstery cleaning products business (Woolite) and associated interest and income taxes from the date of acquisition by Playtex, February 24, 1995, through September 30, 1995 are included in the historical results of operations of Playtex Products, Inc.

    The pro forma Woolite acquisition adjustments to the pro forma condensed combined statement of operations for the nine month period ended September 30, 1995, approximate the results of operations with associated interest expense of Woolite for the period of January 1, 1995 through February 23, 1995 as if the business had been acquired January 1, 1995.

IV. The 1995 Transaction  (C)

    Reference is made to the Company's Quarterly Report on Form 10-Q for the interim three month period ended July 1, 1995 Financial Statements (Note 2 of the Condensed Notes to the Consolidated Financial Statements).

    On June 6, 1995 the Company sold 20,000,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock") at a price of $9.00 per share to a group of investors, pursuant to Stock Purchase Agreement, as of March 17, 1995 between the Company and the Investors (the "Investment"). Costs and expenses associated with the investment amounted to approximately $10.7 million. The net proceeds of the sale were used by the Company, together with borrowing under the 1995 Credit Agreement (as defined below), to reduce and refinance all borrowings under the Company's previous credit agreement.

    Contemporaneously with the Investment, the Company entered into a new bank credit agreement (the "1995 Credit Agreement" and, together with the Investment, the "1995 Transaction") which provided for a new credit facility in the aggregate amount of $500.0 million consisting of: (i) $387.5 million in term loan, (ii) $75.0 million in a revolving credit facility and (iii) a $37.5 million acquisition revolving credit facility.

                           PLAYTEX PRODUCTS, INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1995 and
                  the Twelve Months Ended December 31, 1994
                                (Unaudited)


    The following is a description of the pro forma adjustments associated with the 1995 Transaction.

    (a) To eliminate interest expense and amortization of deferred financing costs associated with the Company's indebtedness to be repaid in connection with the 1995 Transaction.

    (b) To record pro forma interest expense on borrowings under the New Bank Credit Agreement which will bear interest at variable rates. The average rate used for the calculation of pro forma interest expense on borrowings under the New Bank Credit Agreement is 5.875% and 7.757%, which represents the average rate that would have been in effect under the proposed terms of such indebtedness for the twelve-month and nine month periods, respectively. To the extent the assumed interest rate fluctuates
 1/2 of 1%, the Company's quarterly interest expense would be impacted by approximately $0.5 million.

    (c) To record amortization of deferred financing costs relating to the borrowings under the New Bank Credit Agreement.

    (d) To record the tax effect of adjustments specified in notes (a), (b) and (c) at statutory rates.

V.  Banana Boat Holding Corporation Acquisition (BBH Acquisition)  (D)

    The following is a description of the pro forma adjustments associated with the BBH Acquisition:

    (e) To eliminate sales and cost of sales associated with transactions between Playtex and BBH.

    (f) To eliminate the amortization of intangibles of BBH prior to the Company's implementation of purchase accounting adjustments in conformity with APB 16.

    (g) To eliminate BBH's interest expense and amortization of deferred financing costs.

    (h) To record amortization of intangibles over the estimated life of these assets in conformity with APB 16.

    (i) To record interest expense as if borrowings to purchase BBH had occurred at the beginning of the period presented. Interest expense for both periods presented was based upon borrowings under the New Bank Credit Agreement. The average interest rates, as described in Note IV(b) above, were used in determining pro forma interest expense. To the extent the assumed interest rate fluctuates 1/2 of 1%, the Company's quarterly interest expense would be impacted by approximately $0.06 million.

                           PLAYTEX PRODUCTS, INC.
       NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1995 and
                  the Twelve Months Ended December 31, 1994
                                (Unaudited)


    (j) To record the income tax impact of the above mentioned pro forma adjustments at statutory rates.


    The historical financial statements of BBH for the nine month period ended September 30, 1995 were provided to the Company by BBH management.

    The pro forma adjustments for the BBH Acquisition do not give effect to changes in the operating cost structure of the BBH operation that may occur subsequent to its acquisition by the Company.